AMENDMENT TO THE
EMPLOYMENT AGREEMENT
This Amendment (this “Amendment”) is made and entered into as of August 8, 2016, by and between Astoria Bank (f/k/a Astoria Federal Savings and Loan Association), a federal savings association (the “Bank”) and wholly owned subsidiary of Astoria Financial Corporation, a Delaware corporation (the “Company”), and Stephen J. Sipola (the “Executive”).
WHEREAS, the Bank and the Executive have entered into that certain Employment Agreement, dated as of January 1, 2013 (the “Employment Agreement”);
WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of October 28, 2015 (the “Merger Agreement”), with New York Community Bancorp, Inc., a Delaware corporation (“Parent”), pursuant to which, at the Effective Time (as defined in the Merger Agreement), the Company will merge with and into Parent, with the Parent surviving (the “Merger”);
WHEREAS, in connection with the Merger, the Bank and the Executive desire to amend the Employment Agreement as set forth herein; and
WHEREAS, Section 5.2 of the Company Disclosure Schedule (as defined in the Merger Agreement) permits the adoption of this Amendment.
NOW, THEREFORE, pursuant to Section 23 of the Employment Agreement, the Employment Agreement is hereby amended as follows, effective as of immediately prior to the Effective Time (as defined in the Merger Agreement):

1.	A new sentence is hereby added to Section 2(b) of the Employment Agreement as follows:
Notwithstanding the foregoing, upon the occurrence of a Change of Control, the Employment Period shall automatically be extended to the second anniversary of the date of such Change of Control.

2.	A new Section 11(c) is hereby added as follows:
(c)    From and after a Change of Control, whether or not Executive’s employment terminates, at Executive’s election, Executive shall be entitled to purchase the automobile provided by the Association that Executive is using (or has ordered) as of October 28, 2015 at book value as reflected in the Company’s books, plus any sales tax and registration fees.

3.
Except as expressly amended by this Amendment, all terms and conditions of the Employment Agreement shall remain in full force and effect. This Amendment shall be governed by and construed and enforced in accordance with the laws of

W/2619283

the State of New York applicable to contracts entered into and to be performed entirely within the State of New York. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. If the Merger Agreement is terminated by the parties thereto without the consummation of the transactions contemplated thereby, this Amendment shall be null and void ab initio.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.
ATTEST:                    ASTORIA BANK

/s/    Alan P. Eggleston            By:    /s/    Monte N. Redman
Name:    Alan P. Eggleston             Name:    Monte N. Redman
Title:    Senior Executive Vice President,     Title:    President & Chief Executive Officer
Chief Risk Officer &
Assistant Secretary

/s/    Stephen J. Sipola
Stephen J. Sipola

[Signature Page to Employment Agreement Amendment]